UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 18, 2008

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 18, 2008, the Board of Directors of Eagle Materials Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws to clarify and confirm the Company’s advance notice provisions for proposals and director nominations and to require additional detail from stockholders making such proposals and director nominations. The following is a summary of changes effected by the adoption of this amendment, which is qualified in its entirety by reference to the amendment filed as Exhibit 3.1 hereto and incorporated herein by reference.

Section 2.3 (Special Meetings) was amended and restated to clarify that business transacted at any special meeting shall be confined to the purpose stated in the notice given by or at the direction of the Board.

Section 2.11 (Stockholder Proposals at Annual or Special Meetings) was amended and restated to provide that stockholders may not submit business to be considered or acted on at special meetings (other than director nominations made in accordance with Section 2.12 of the Company’s Bylaws). In addition, the amendment requires that a stockholder proposal at any annual meeting must include additional information with respect to the beneficial owner presenting the proposal, as well as affiliates and associates of the beneficial owner, including, among other things, any understandings among the associated persons regarding business to be conducted at the meeting, any derivative instruments tied to the Company’s equity securities, any short interest in the Company’s stock and any performance-related fees that any associated person is entitled to based on the Company’s performance. Any such information must be updated as of the record date and provided to the Company within five days after the record date. In order for a stockholder proposal to be approved at an annual meeting, the proposal will generally need to receive the affirmative vote of the majority of the voting power of all shares entitled to vote. The amendment also gives the chairman of the meeting discretion to determine whether a matter was properly brought before the meeting.

Section 2.12 (Stockholder Nominations for Election to the Board of Directors) was amended and restated to require that a stockholder nomination to the Board at an annual or special meeting of the stockholders include additional information regarding the nominating stockholder and the nominee, including, among other things, compensatory arrangements between the nominating stockholder and its affiliates and associates, on the one hand, and the nominee, on the other hand. The provision also requires the nominee to deliver the following to the Company: a director questionnaire; a written representation that the nominee is not party to any voting arrangement that has not been disclosed or that would interfere with his or her ability to exercise his or her fiduciary duties, is not a party to an undisclosed indemnity agreement relating to service as a director, and if elected would not be in violation of any Company governance guidelines; and a written consent to be named as a nominee and serve as a director. The amendment also requires the nominating stockholder to disclose additional information relating to the nominating stockholder, including information on derivative/short positions, which is generally similar to the disclosure required in amended Section 2.11, including the obligation to update any such information as of the record date. It also clarifies that the chairman of the meeting has discretion to determine whether a nomination was properly made.

Item 8.01	Other Events

On November 18, 2008, the Company announced its quarterly dividend. A copy of the Company’s press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amendment to Amended and Restated Bylaws of Eagle Materials Inc.

99.1	Press Release dated November 18, 2008 issued by Eagle Materials Inc. (announcing dividend)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: November 24, 2008

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to Amended and Restated Bylaws of Eagle Materials Inc.

99.1	Press Release dated November 18, 2008 issued by Eagle Materials Inc. (announcing dividend)